ROYCE FOCUS TRUST, INC.
               Form N-SAR attachment for period ending 6/30/99


Item 77(C)


At the 1999 Annual Meeting of Stockholders held on April 28, 1999, the Fund's stockholders: (i) approved an amendment to the Fund's Articles of Incorporation changing its name to Royce Focus Trust, Inc. , (ii) elected the board of directors, consisting of (a) Charles M. Royce, (b) Donald R. Dwight,
(c) Richard M. Galkin, (d) Stephen L. Isaacs, (e) William L. Koke and (f) David L. Meister and (iii) ratified the selection of Tait, Weller & Baker as independent accountants.

      	   Common    		Common    	Common
      	   Stock      		Stock     	Stock
       	   and        		and       	and    		  Preferred   	Preferred  	Preferred
     	   Preferred  		Preferred  	Preferred    	  Stock    	Stock     	Stock
      	   Stock     		Stock    	Stock   	  Voting     	Voting    	Voting
      	   Voting    		Voting    	Voting     	  As A       	As A      	As A
     	   Together  		Together  	Together  	  Separate   	Separate  	Separate
       	   As A      		As A      	As A     	  Class -   	Class -    	Class -
      	   Single    		Single    	Single     	  Votes     	Votes      	Votes
     	   Class -    		Class -   	Class -     	  For     	Against   	Abstained
      	   Votes      		Votes     	Votes
       	   For      		Against  	Abstained
           --------		---------	----------	  ---------	---------	----------
(i)  	7,678,100.0476      237,937.2899         61,759.0435         N/A 	N/A		N/A
(ii)
   (a)  7,896,245.8871      	N/A       	 81,550.4939         N/A        N/A 		N/A
   (b)  7,876,911.3569      	N/A       	100,885.0241         N/A       	N/A 		N/A
   (c)  7,877,415.1793      	N/A       	100,381.2017         N/A       	N/A 		N/A
   (d)  	N/A       	N/A       	    N/A        	   769,122    	N/A            6,760
   (e)  7,878,815.1793      	N/A       	 98,981.2017         N/A       	N/A 		N/A
   (f)  	N/A       	N/A       	    N/A        	   768,922    	N/A            6,960
(iii)   7,897,483.9156      34,047.7953          46,264.6701   	     N/A	N/A  		N/A
